Exhibit 23.3 - Report of Independent Accountants


To The Board of Directors and Shareholders
Congoleum Corporation

   We have audited the balance sheet of Congoleum Corporation as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended December 31, 1995 and 1994, which financial statements are included on pages 10 through 23 of the 1996 Annual Report to Shareholders of Congoleum Corporation and incorporated by reference herein. We have also audited the financial statement schedule listed in the Index as Item 14(a) for the years ended December 31, 1995 and 1994. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Congoleum Corporation as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information required to be included therein.



/S/COOPERS & LYBRAND L.L.P.
---------------------------
Philadelphia, Pennsylvania
February 20, 1996